Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS FOURTH QUARTER RESULTS

•	Net sales $80.5 million.

•	Adjusted EBITDA $4.3 million.

•	Gross margin 34.1%.

CARSON, California, February 28, 2011 — U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the fourth quarter ended January 1, 2011 of $80.5 million compared with Q4 2009 net sales of $45.8 million. Excluding $25.5 million of revenues from the acquisition of J.C. Whitney, net sales were $55.0 million, an increase of 20% over Q4 2009 net sales. Q4 2010 net loss was $2.9 million or $0.10 per share, compared with Q4 2009 net income of $0.6 million or $0.02 per diluted share. Q4 2010’s net loss includes net loss of $3.1 million or $0.10 per share related to J.C. Whitney of which $1.5 million of the loss, net of tax was attributable to restructuring and acquisition expenses. Excluding J.C. Whitney’s EBITDA loss of $1.0 million and related $1.5 million of restructuring and acquisition expenses, as well as $0.1 million of legal fees to protect intellectual property and $0.6 million of share-based compensation, adjusted EBITDA was $3.7 million, an increase of 3% over Q4 2009. For further information regarding adjusted EBITDA, including a reconciliation of adjusted EBITDA to net income (loss), see non-GAAP Financial Measures below.

For the year, net sales for 2010 were $262.3 million, compared with $176.3 million for 2009. Excluding $39.1 of sales from J.C. Whitney, net sales for 2010 were $223.2 million, an increase of 27% over 2009 net sales. Net loss for the year 2010 was $13.9 million, or $0.46 per share which includes a non-cash deferred income tax asset valuation reserve of $11.4 million or $0.38 per share, $3.1 million or $0.10 per share of restructuring charges related to J.C. Whitney and $2.3 million or $0.08 per share of legal expenses to protect intellectual property. This compares to net income of $1.3 million, or $0.04 per diluted share for 2009 which includes $0.4 million or $0.01 per share of legal expenses to protect intellectual property. Earnings per share (“EPS”) for the years ended January 1, 2011 and January 2, 2010 included amortization expense related to intangibles of $2.8 million or $0.09 per share and $0.7 million or $0.2 per diluted share, respectively. The Company generated adjusted EBITDA of $19.5 million in 2010 compared to $13.5 million in 2009. Adjusted EBITDA excludes share-based compensation expense of $2.7 million in 2010 and $3.3 million in 2009.

“We are pleased to report our sixth consecutive quarter of 20% plus organic sales growth. Additionally, we continue to be on track with the integration of our recent acquisition, Whitney Automotive Group. We have successfully converted the catalog, cut over StylinTruck and CarParts to our platform and are on track to cut over JC Whitney by the end of the 2Q 2011.” stated Shane Evangelist, Chief Executive Officer.

Q4 2010 Financial Highlights

•

Net sales for Q4 2010 increased by 75.7% from Q4 2009. Excluding the acquisition of JC Whitney, Q4 2010 net sales increased 20.2% due to a 19.5% increase in online sales and a 28.9% increase in offline sales. The increase in online sales resulted from an 8.5% improvement in conversion, 12.9% growth in unique visitors and a 2.7% increase in revenue capture, partially offset by a 2.7% decline in average order value.

•

Gross profit for Q4 2010, increased 66.4% from Q4 2009. Excluding the acquisition of JC Whitney, gross profit was $18.4 million an increase of 11.5%. Gross margin declined 1.9% to 34.1% of net sales compared with Q4 2009. Excluding the acquisition of JC Whitney, gross margin was 33.4%. Gross margin was unfavorably impacted by increased freight expense of 1.1%, and a discontinuation of high margin loyalty programs of 0.6%.

•

Online advertising expense, which includes catalog costs, was $7.1 million or 9.5% of Internet and catalog net sales for the Fourth quarter of 2010. Excluding JC Whitney, online advertising expense was 7.2% of Internet sales, up 0.5% from the prior year. Marketing expense, excluding advertising expense, was $6.1 million or 7.6% of net sales for the fourth quarter of 2010 compared to 7.1% in the prior year period. Excluding JC Whitney, marketing expense without advertising was $4.2 million or 7.6% of Q4 2010 net sales, up 0.5% from the prior year. The increase is primarily due to higher amortization from software deployments this year.

•

General and administrative expense was $8.3 million or 10.4% of net sales for the fourth quarter of 2010 which includes $1.5 million of integration expenses for Whitney. Excluding the acquisition of JC Whitney, Q4 2010 G&A expense was $5.0 million or 9.0% of net sales, down 1.8% from Q4 2009. This decrease reflects fixed cost leverage from higher sales.

•

Fulfillment expense was $4.7 million or 5.8% of net sales in the fourth quarter of 2010. Excluding the acquisition of JC Whitney, Q4 2010 fulfillment expense was 6.6% of net sales down from 6.7% last year. The decrease is primarily due to fixed cost leverage from higher sales.

•

Technology expense was $2.1 million or 2.6% of net sales in the fourth quarter of 2010. Excluding the acquisition of JC Whitney, technology expense for Q4 2010 was 2.4% of net sales, unchanged from last year.

•

Capital expenditures, inclusive of non-cash accrued asset purchases for the fourth quarter of 2010 were $3.5 million which included $1.8 million of internally developed software and website development costs.

Cash, cash equivalents and investments were $22.8 million and debt was $24.0 million at January 1, 2011. The Company includes $4.1 million of auction rate preferred securities in long-term assets as investments. Cash, cash equivalents and investments decreased by $6.9 million over the previous quarter primarily from JC Whitney related spending of $6.3 million including $3.4 million to pay-down stale accounts payable, $2.2 million of integration related capital expenditures and $0.7 million for inventory. U.S. Auto Parts also added $0.7 million of inventory during the quarter, all of which was private label. Also in connection with the Company’s credit facility, the Company’s Consolidated Fixed Charge Coverage ratio was lower than the ratio required by the covenants in the Loan and Security Agreement between the Company and Silicon Valley Bank. The bank has granted an amendment and limited waiver, which will not impact operating flexibility going forward.

Q4 2010 Operating Metrics

U.S. Auto Parts, Excluding JC Whitney	Q4 2010	Q4 2009	Q3 2010
Conversion Rate	1.59%	1.47%	1.61%
Customer Acquisition Cost	$6.56	$6.48	$6.44
Marketing Spend (% Internet Sales)	7.2%	6.7%	7.3%
Visitors (millions)[1]	28.3	25.1	29.4
Orders (thousands)	451	368	474
Revenue Capture (% Sales)[2]	86.1%	83.9%	84.4%
Average Order Value	$112	$115	$116

Consolidated	Q4 2010	Q4 2009	Q3 2010
Conversion Rate	1.73%	1.47%	1.67%
Customer Acquisition Cost	$10.73	$6.48	$8.29
Marketing Spend (% Internet Sales)	9.5%	6.7%	8.2%
Visitors (millions)[1]	37.4	25.1	34.8
Orders (thousands)	650	368	582
Revenue Capture (% Sales)[2]	85.0%	83.9%	83.1%
Average Order Value	$122	$115	$121

[1]	Visitors do not include traffic from media properties (e.g. AutoMD).
[2]	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles and impairment loss; (d) depreciation and amortization; (e) share-based compensation expense related to stock options; (f) legal costs to enforce intellectual property rights; (g) charge for change in revenue recognition; and (h) restructuring costs.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The tables below reconcile net income (loss) to consolidated adjusted EBITDA and US Auto Parts excluding the JC Whitney acquisition for the periods presented (in thousands):

Consolidated	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
Net income (loss)	$(2,896)	$586	$(13,926)	$1,317
Interest income, net	240	(17)	371	(189)
Income tax provision	64	687	12,218	3,123
Amortization of intangibles	1,640	81	2,804	661
Depreciation and amortization	2,982	1,455	9,466	4,910

EBITDA	2,030	2,792	10,933	9,822
Share-based compensation	630	569	2,742	3,270
Legal costs to enforce intellectual property rights	87	229	2,284	433
Charge for change in revenue recognition	—	—	411	—
Add back Legal Restructuring	38	—	393	—
Add back Other Restructuring	1,496	—	2,731	—

Adjusted EBITDA	$4,281	$3,590	$19,494	$13,525

US Auto Parts Excluding JC Whitney	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
Net income (loss)	$218	$586	$(7,909)	$1,317
Interest income, net	295	(17)	378	(189)
Income tax provision	29	687	12,182	3,123
Amortization of intangibles	125	81	494	661
Depreciation and amortization	2,325	1,455	8,458	4,910

EBITDA	2,992	2,792	13,603	9,822
Share-based compensation	630	569	2,742	3,270
Legal costs to enforce intellectual property rights	87	229	2,284	433
Charge for change in revenue recognition	—	—	411	—

Adjusted EBITDA	$3,709	$3,590	$19,040	$13,525

Conference Call

As previously announced, the Company will conduct a conference call with analysts and investors to discuss the results today, Monday, at 2:00 pm Pacific Time (5:00 pm Eastern Time). The conference call will be conducted by Shane Evangelist, Chief Executive Officer and Ted Sanders, Chief Financial Officer. Participants may access the call by dialing 1-877-941-4776 (domestic) or 1-480-629-9762 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through March 14, 2011. To access the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), passcode 4415933. To view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, www.partstrain.com and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, speed of integration and/or profitability and performance of acquisitions, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, economic downturn that could adversely impact retail sales; performance of the Company’s acquisition, marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; and the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	January 1, 2011	January 2, 2010
ASSETS
Current assets:
Cash and cash equivalents	$17,595	$26,251
Short-term investments	1,062	11,071
Accounts receivable, net	6,849	3,383
Inventory	48,100	18,610
Deferred income taxes	359	1,513
Other current assets	5,646	3,148

Total current assets	79,611	63,976
Property and equipment, net	33,140	12,405
Intangible assets, net	18,718	3,114
Goodwill	17,137	9,772
Deferred income taxes	—	10,985
Investments	4,141	4,264
Other non-current assets	787	98

Total assets	$153,534	$104,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,660	$11,371
Accrued expenses	15,487	8,038
Notes payable	6,122	—
Capital leases payable, current portion	132	—
Other current liabilities	5,522	2,518

Total current liabilities	58,923	21,927
Non-current liabilities:
Notes payable, net of current portion	17,875	—
Capital leases payable, net of current portion	185	—
Deferred tax liabilities	3,046	—
Other non current liabilities	701	—

Total liabilities, commitments and contingencies	80,730	21,927

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at January 1, 2011 and January 02, 2010; 30,429,376 and 29,893,631 shares issued and outstanding as of January 1, 2011 and January 2, 2010, respectively	30	30
Additional paid-in capital	153,962	150,084
Accumulated other comprehensive income	249	84
Accumulated deficit	(81,437)	(67,511)

Total stockholders’ equity	72,804	82,687

Total liabilities and stockholders’ equity	$153,534	$104,614

U.S. AUTO PARTS NETWORK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
Net sales	$80,450	$45,776	$262,277	$176,288
Cost of sales	53,051	29,309	172,668	112,415

Gross profit	27,399	16,467	89,609	63,873
Operating expenses:
Marketing (1)	13,261	6,053	38,757	23,419
General and administrative (1)	8,339	4,933	28,628	19,640
Fulfillment (1)	4,677	3,051	14,946	11,437
Technology (1)	2,062	1,093	5,902	4,467
Amortization of intangibles and impairment loss	1,640	81	2,804	661

Total operating expenses	29,979	15,211	91,037	59,624
Income (loss) from operations	(2,580)	1,256	(1,428)	4,249
Other income:
Other income (expense)	(12)	—	91	2
Interest income, net	(240)	17	(371)	189

Other income, net	(252)	17	(280)	191
Income before income taxes	(2,832)	1,273	(1,708)	4,440
Income tax provision	64	687	12,218	3,123

Net income (loss)	$(2,896)	$586	$(13,926)	$1,317

Basic net income (loss) per share	$(0.10)	$0.02	$(0.46)	$0.04
Diluted net income (loss) per share	$(0.10)	$0.02	$(0.46)	$0.04

Shares used in computation of basic net income (loss) per share	30,402,264	29,865,452	30,357,988	29,851,873

Shares used in computation of diluted net income (loss) per share	30,402,264	31,245,893	30,357,988	30,809,111

	Thirteen Weeks Ended January 1,	Thirteen Weeks Ended January 2,	Fifty-Two Weeks Ended January 1,	Fifty-Two Weeks Ended January 2,
	2011	2010	2011	2010
(1) Includes share-based compensation expense as follows:
Marketing	$56	$114	$321	$436
General and administrative	422	384	1,869	2,276
Fulfillment	115	60	376	213
Technology	37	11	176	345

Total share-based compensation expense	$630	$569	$2,742	$3,270

U.S. AUTO PARTS NETWORK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fifty-Two Weeks Ended January 1, 2011	Fifty-Two Weeks Ended January 2, 2010
Operating activities
Net (loss) income	$(13,926)	$1,317
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	9,466	4,910
Amortization of intangibles	2,804	661
Share-based compensation expense	2,742	3,270
Deferred taxes	12,336	3,634
Gain from disposition of assets	(5)	—
Amortization of deferred financing costs	50	—
Changes in operating assets and liabilities:
Accounts receivable	919	(2,030)
Inventory	(17,124)	(7,700)
Other current assets	(1,229)	(1,055)
Other non current assets	(123)	(3)
Accounts payable and accrued expenses	(979)	7,560
Other current liabilities	1,812	1,023
Other non current liabilities	700	—

Net cash (used in) provided by operating activities	(2,557)	11,587

Investing activities
Additions to property and equipment	(12,068)	(8,400)
Proceeds from the sale of investments	29,641	2,150
Purchases of investments	(19,540)	(11,090)
Purchases of company-owned life insurance	(250)	—
Acquisition	(27,500)	—
Purchases of intangible assets	(1,012)	(739)

Net cash used in investing activities	(30,729)	(18,079)

Financing activities
Payments on short-term financing	(77)	(47)
Proceeds from notes payable	25,000	—
Payments on notes payable	(1,000)	—
Payments of debt financing costs	(467)	—
Proceeds from exercise of stock options	956	162

Net cash provided by financing activities	24,412	115

Effect of changes in foreign currencies	218	155
Net decrease in cash and cash equivalents	(8,656)	(6,222)
Cash and cash equivalents at beginning of period	26,251	32,473

Cash and cash equivalents at end of period	$17,595	$26,251

Supplemental disclosure of non-cash investing activities:
Accrued asset purchases	1,691	451
Property acquired under capital lease	370	—
Unrealized gain on investments	15	19
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	131	589
Cash paid during the period for interest	127	2

Investor Contacts:

Ted Sanders, Chief Financial Officer

U.S. Auto Parts Network, Inc.

tsanders@usautoparts.com

(424) 702-1455

Budd Zuckerman, President

Genesis Select Corporation

bzuckerman@genesisselect.com

(303) 415-0200